As filed with the Securities and Exchange Commission on August 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-0377957
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200, 425—1st Street S.W.
Calgary, Alberta, T2P 3L8, Canada
(Address of Principal Executive Offices)

Enbridge Employee Services, Inc. Employees’ Savings Plan

(Full Title of the Plan)

Kelly L. Gray
Enbridge (U.S.) Inc.
5400 Westheimer Court, Houston, Texas 77056
(713) 627-5400
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee(3)(4)
Common Shares	6,100,000	$32.925	$200,842,500	$24,342.11

(1)

This registration statement (this “Registration Statement”) registers the issuance of an aggregate of 6,100,000 common shares, without par value (“Common Shares”), of Enbridge Inc., a Canadian corporation (the “Registrant”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that may become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or any other similar transaction or anti-dilution or other adjustment provision of any applicable plan with securities registered herewith which results in an increase in the number of outstanding Common Shares.  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Plan”).  Pursuant to Rule 457(h)(3) no registration fee is required to be paid in respect of such plan interests.

(3)	The registration fee is calculated based upon the average of the high and low price of the Common Shares as reported on the New York Stock Exchange on August 7, 2019.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Registrant for the purpose of registering an additional 6,100,000 Common Shares that may be offered and sold (and an indeterminate number of Common Shares that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction), and an indeterminate number of plan interests that may be offered or sold, under the Plan.  This Registration Statement relates to securities of the same class as those for which the Registrant previously filed a Registration Statement on Form S-8 (Registration No. 333-6436) (the “Prior Registration Statement”) filed on February 12, 1997 with the Securities and Exchange Commission (the “Commission”).  The Prior Registration Statements registered such number of Common Shares (and an indeterminate number of Common Shares that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction) and an indeterminate number of plan interests under the Plan as then in effect. In accordance with Instruction E of the General Instructions to Form S-8, the contents of such Prior Registration Statement is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

In connection with the completion of the Registrant’s acquisition of Spectra Energy Corp, the Registrant assumed the Spectra Energy Retirement Savings Plan (the “Spectra Plan”) and on February 27, 2017, filed a Registration Statement on Form S-8 (Registration No. 333-216272) with respect to 9,100,000 Common Shares (the “Spectra Plan Registration Statement”).  Effective as of December 31, 2018, the Spectra Plan was merged into and with the Plan and concurrently with this Registration Statement, the Registrant is filing a post-effective amendment to the Spectra Plan Registration Statement to deregister those Common Shares and associated plan interests that were previously authorized to be offered or sold under the Spectra Plan and that as of December 31, 2018 had not been offered or sold thereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the plans covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (File No. 001-15254), filed with the Commission on February 15, 2019 (the “2018 10-K”), which contains audited financial statements of the Registrant for the latest period for which such statements have been filed;

(b)         The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 10, 2019, and for the quarter ended June 30, 2019, filed with the Commission on August 2, 2019;

(c)          The Registrant’s Current Reports on Form 8-K filed with the Commission on January 24, 2019, February 15, 2019 (except with respect to Item 2.02 therein), March 4, 2019, March 12, 2019, April 25, 2019, May 9, 2019 and May 10, 2019 (which updates the audited financial statements of the Registrant contained in the Registrant’s 2018 10-K);

(d)         The Registrant’s Proxy Statement on Schedule 14A for the Registrant’s Annual Meeting of Shareholders filed with the Commission on March 27, 2019;

(e)          The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2018;

(f)           The description of the Registrant’s Common Shares set forth under “Description of Enbridge Common Shares” contained in the Post-Effective Amendment to the Registration Statement on Form S-4 (File No. 333-227769), filed with the Commission on November 7, 2018, as well as any amendment or report filed for the purpose of updating such description; and

(g)          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year (2018) covered by the Form 10-K incorporated by reference herein pursuant to (a) above.

In addition, unless otherwise stated herein, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Section 38 of By-law No. 1 of the Registrant provides, with regard to indemnity and insurance under the Canada Business Corporations Act, as follows:

“Indemnity of Directors, Officers and Others. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual:

(a)         acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)         in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.”

The Canada Business Corporations Act provides that a Corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of the Registrant to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with the Registrant or other entity, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b).  In respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with the Registrant or such other entity, if such Indemnified

Person satisfies the conditions set forth above in paragraphs (a) and (b) and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

As authorized by Section 39 of By-law No. 1, the Registrant has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated by reference herein.  The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all necessary changes required by the IRS in order to qualify the Plan.

Item 9.         Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in period reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Articles of Continuance of the Corporation, dated December 15, 1987	Incorporated by reference to Exhibit 2.1(a) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.2	Certificate of Amendment, dated August 2, 1989, to the Articles of the Corporation	Incorporated by reference to Exhibit 2.1(b) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.3	Articles of Amendment of the Corporation, dated April 30, 1992	Incorporated by reference to Exhibit 2.1(c) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.4	Articles of Amendment of the Corporation dated July 2, 1992	Incorporated by reference to Exhibit 2.1(d) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.5	Articles of Amendment of the Corporation, dated August 6, 1992	Incorporated by reference to Exhibit 2.1(e) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.6	Articles of Arrangement of the Corporation dated December 18, 1992, attaching the Arrangement Agreement, dated December 15, 1992	Incorporated by reference to Exhibit 2.1(f) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.7	Certificate of Amendment of the Corporation (notarial certified copy), dated December 18, 1992	Incorporated by reference to Exhibit 2.1(g) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.8	Articles of Amendment of the Corporation, dated May 5, 1994	Incorporated by reference to Exhibit 2.1(h) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.9	Certificate of Amendment, dated October 7, 1998	Incorporated by reference to Exhibit 2.1(i) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.10	Certificate of Amendment, dated November 24, 1998	Incorporated by reference to Exhibit 2.1(j) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.11	Certificate of Amendment, dated April 29, 1999	Incorporated by reference to Exhibit 2.1(k) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.12	Certificate of Amendment, dated May 5, 2005	Incorporated by reference to Exhibit 2.1(l) to Enbridge’s Registration Statement on Form S-8 (File No. 333-127265) filed August 5, 2005.

4.13	Certificate of Amendment, dated May 11, 2001	Incorporated by reference to Exhibit 3.13 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.14	Certificate of Amendment, dated September 28, 2011	Incorporated by reference to Exhibit 3.14 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.15	Certificate of Amendment, dated November 21, 2011	Incorporated by reference to Exhibit 3.15 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.16	Certificate of Amendment, dated January 16, 2012	Incorporated by reference to Exhibit 3.16 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.17	Certificate of Amendment, dated March 27, 2012	Incorporated by reference to Exhibit 3.17 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.18	Certificate of Amendment, dated April 16, 2012	Incorporated by reference to Exhibit 3.18 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.19	Certificate of Amendment, dated May 17, 2012	Incorporated by reference to Exhibit 3.19 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.20	Certificate of Amendment, dated July 12, 2012	Incorporated by reference to Exhibit 3.20 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.21	Certificate of Amendment, dated September 11, 2012	Incorporated by reference to Exhibit 3.21 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.22	Certificate of Amendment, dated December 3, 2012	Incorporated by reference to Exhibit 3.22 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.23	Certificate of Amendment, dated March 25, 2013	Incorporated by reference to Exhibit 3.23 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.24	Certificate of Amendment, dated June 4, 2013	Incorporated by reference to Exhibit 3.24 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.25	Certificate of Amendment, dated September 25, 2013	Incorporated by reference to Exhibit 3.25 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.26	Certificate of Amendment, dated December 10, 2013	Incorporated by reference to Exhibit 3.26 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.27	Certificate of Amendment, dated March 10, 2014	Incorporated by reference to Exhibit 3.27 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.28	Certificate of Amendment, dated May 20, 2014	Incorporated by reference to Exhibit 3.28 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.29	Certificate of Amendment, dated July 15, 2014	Incorporated by reference to Exhibit 3.29 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.30	Certificate of Amendment, dated September 19, 2014	Incorporated by reference to Exhibit 3.30 to Enbridge’s Registration Statement on Form F-4 (File No. 333-213764) filed September 23, 2016.

4.31	Certificate of Amendment, dated November 22, 2016	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 1, 2016.

4.32	Certificate of Amendment, dated December 15, 2016	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 16, 2016.

4.33	Certificate of Amendment, dated July 13, 2017	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed July 13, 2017.

4.34	Certificate of Amendment, dated September 25, 2017	Incorporated by reference to Exhibit 3.34 to Enbridge’s Annual Report on Form 10-K (File No. 001-15254) filed February 16, 2018.

4.35	Certificate of Amendment, dated December 7, 2017	Incorporated by reference to Exhibit 3.35 to Enbridge’s Annual Report on Form 10-K (File No. 001-15254) filed February 16, 2018.

4.36	Certificate of Amendment, dated February 27, 2018	Incorporated by reference to Exhibit 3.1 to Enbridge’s Current Report on Form 8-K (File No. 001-15254) filed March 1, 2018.

4.37	Certificate of Amendment, dated April 9, 2018	Incorporated by reference to Exhibit 3.1 to Enbridge’s Current Report on Form 8-K (File No. 001-15254) filed April 12, 2018.

4.38	Certificate of Amendment, dated April 10, 2018	Incorporated by reference to Exhibit 3.1 to Enbridge’s Current Report on Form 8-K (File No. 001-15254) filed April 12, 2018.

4.39	Amended and Restated General By-Law No. 1 of Enbridge Inc.	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed February 27, 2017.

4.40	By-Law No. 2 of Enbridge Inc.	Incorporated by reference to Enbridge’s Form 6-K (File No. 001-15254) filed December 5, 2014.

4.41	Enbridge Employee Services, Inc. Employees’ Savings Plan	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of McConnell & Jones LLP	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on August 14, 2019.

ENBRIDGE INC.

By:	/s/ Karen K.L. Uehara
Name:	Karen K.L. Uehara
Title:	Vice President and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R. Rooney, Executive Vice President and Chief Legal Officer, and Karen K.L. Uehara, Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on August 14, 2019.

Signature	Title

/s/ Al Monaco	President, Chief Executive Officer and Director
Al Monaco

/s/ Colin K. Gruending	Executive Vice President & Chief Financial Officer
Colin K. Gruending

/s/ Mark A. Maki	Senior Vice President & Chief Accounting Officer
Mark A. Maki

/s/ Gregory L. Ebel	Chair of the Board of Directors
Gregory L. Ebel

/s/ Pamela L. Carter	Director
Pamela L. Carter

/s/ Marcel R. Coutu	Director
Marcel R. Coutu

/s/ Susan M. Cunningham	Director
Susan M. Cunningham

/s/ J. Herb England	Director
J. Herb England

/s/ Charles W. Fischer	Director
Charles W. Fischer

/s/ V. Maureen Kempston Darkes	Director
V. Maureen Kempston Darkes

/s/ Teresa S. Madden	Director
Teresa S. Madden

/s/ Dan C. Tutcher	Director
Dan C. Tutcher

/s/ Catherine L. Williams	Director
Catherine L. Williams

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative in the United States has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Enbridge Inc. in the City of Houston, State of Texas, United States, on August 14, 2019.

By:	/s/ Kelly L. Gray
Name:	Kelly L. Gray
Title:	Authorized Representative in the United States Enbridge (U.S.) Inc.

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Enbridge Employee Services, Inc. Employee Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on August 14, 2019.

ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN

By:	/s/ Marc N. Weil
Name:	Marc N. Weil
Title:	Member of the Enbridge Inc. Pension Committee